UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2016

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2016, DISH Network Corporation (“DISH Network”) completed a private unregistered offering of $3 billion aggregate principal amount of its 3.375% Convertible Notes due 2026 (the “Notes”).

DISH Network intends to use the net proceeds, before offering expenses, from the offering in the amount of $2.723 billion (after payment of the net cost of the contemporaneous convertible note hedge transactions and warrant transactions described below) for strategic transactions, which may include wireless and spectrum-related strategic transactions, and for other general corporate purposes.

Indenture

DISH Network entered into an Indenture (the “Indenture”), dated as of August 8, 2016, with U.S. Bank National Association (the “Trustee”), as trustee, relating to the issuance of the Notes.

The Notes will bear interest at a rate of 3.375% per year, payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2017. The Notes will mature on August 15, 2026, unless earlier repurchased or converted.

Subject to the terms of the Indenture, the Notes may be converted at an initial conversion rate of 15.3429 shares of Class A Common Stock of DISH Network (“Class A Common Stock”) per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $65.18 per share of Class A Common Stock) (the “Initial Conversion Rate”), at any time on or after March 15, 2026 through the second scheduled trading day preceding the maturity date. Holders of the Notes will also have the right to convert the Notes at the Initial Conversion Rate prior to March 15, 2026, but only upon the occurrence of specified events described in the Indenture. The conversion rate is subject to anti-dilution adjustments if certain events occur.

If certain corporate events (each defined in the Indenture as a “Make-Whole Fundamental Change”) occur prior to the maturity date of the Notes, and a holder elects to convert its Notes in connection with such corporate event, DISH Network will, under certain circumstances, increase the conversion rate for the Notes so surrendered for conversion by a number of additional shares of Class A Common Stock as specified in a table included in the Indenture.  No adjustment to the conversion rate will be made if the price paid or deemed to be paid per share of Class A Common Stock in such corporate event is either less than $49.19 or exceeds $350.00.

If a specified “Make-Whole Fundamental Change” occurs prior to the maturity date of the Notes, under certain circumstances each holder may require DISH Network to repurchase all or part of their Notes at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest to, but not including, the repurchase date.

Under the Indenture, the Notes can be accelerated upon the occurrence of certain customary events of default.  In the case of an event of default with respect to the Notes arising from specified events of bankruptcy or insolvency, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.  If any other event of default with respect to the Notes under the Indenture occurs or is continuing, the trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of the Notes to be immediately due and payable.

DISH Network may elect that the sole remedy for an event of default relating to a failure by it to comply with certain reporting obligations set forth in the Indenture, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the Notes at a rate equal to (i) 0.25% per annum for each day during the period beginning on, and including, the date on which such event of default first occurred and ending on the earlier of (x) the date on which such event of default is cured or validly waived and (y) the 180th day immediately following, and including, the date on which such event of default first occurred; and (ii) if such event of default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such event of default first occurred, 0.50% per annum for each day during the period beginning on, and including, the 181st day immediately following, and including, the date on which such event of default first occurred and ending on the earlier of (x) the date on which the event of default is cured or validly waived and (y) the 360th day immediately following, and including, the date on which such event of default first occurred.

If, at any time during the six month period beginning on, and including, the date that is six months after the last original issue date of the Notes, DISH Network fails to timely file any document or report (other than reports on Form 8-K) that it is required to file with the U.S. Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), as applicable (after giving effect to all applicable grace periods thereunder), or the Notes are not otherwise freely tradable by holders other than DISH Network’s affiliates, DISH Network will pay additional interest on the Notes at a rate equal to (i) during the first three months of such six month period, 0.25% per annum and (ii) during the last three months of such six month period, 0.50% per annum, in each case for each day for which DISH Network’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable as described above.

Further, if, and for so long as, the restrictive legend on the Notes has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable by holders other than affiliates of DISH Network as of the 370th day after the last original issue date of the Notes, DISH Network will pay additional interest on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding until the restrictive legend has been removed from the Notes, the Notes are assigned an unrestricted CUSIP number and the Notes are freely tradable as described above.

In no event shall additional interest, if any, payable as a result of (i) DISH Network’s failure to timely file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, (ii) the Notes not being freely tradable by holders other than affiliates of DISH Network, or (iii) the restrictive legend on the Notes not having been removed, the Notes having been assigned a restricted CUSIP number or the Notes not otherwise being freely tradable by holders other than affiliates of DISH Network as of the 370th day after the last original issue date of the Notes, together with any additional interest payable at DISH Network’s election as the sole remedy for an event of default relating to a failure to comply with reporting obligations as described above, accrue at a rate in excess of 0.50% per annum pursuant to the Indenture regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.

The Trustee is also the trustee for certain senior notes issued by DISH DBS Corporation, a subsidiary of DISH Network.  DISH Network may from time to time maintain banking relationships in the ordinary course of business with the Trustee and its affiliates.

The description of the Indenture is a summary and is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Convertible Note Hedge and Warrant Transactions

In connection with the offering of the Notes, DISH Network entered into convertible note hedge transactions with (i) Deutsche Bank AG, London Branch, an affiliate of Deutsche Bank Securities Inc., (ii) Barclays Bank PLC, (iii) JPMorgan Chase Bank, National Association, London Branch and (iv) Goldman, Sachs & Co. (each, an “option counterparty”).  The convertible note hedge transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Class A Common Stock underlying the Notes.  Concurrently with entering into the convertible note hedge transactions, DISH Network also entered into warrant transactions with each option counterparty whereby DISH Network sold to such option counterparty warrants to purchase, subject to customary anti-dilution adjustments, up to the same number of shares of Class A Common Stock.

The convertible note hedge transactions are expected generally to reduce the potential dilution upon conversion of the Notes and/or offset any cash payments DISH Network is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market price per share of Class A Common Stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions, which initially corresponds to the conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes. If, however, the market price per share of Class A Common Stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants, there would nevertheless be dilution to the extent that such market price exceeds the strike price of the warrants, unless DISH Network elects to settle the warrants in cash.

DISH Network will not be required to make any cash payments to each option counterparty or its affiliates upon the exercise of the options that are a part of the convertible note hedge transactions, but will be entitled to receive from them a number of shares of Class A Common Stock, an amount of cash or a combination thereof generally based on the amount by which the market price per share of Class A Common Stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions during the relevant valuation period under the convertible note hedge transactions. Additionally, if the market price per share of Class A Common Stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants during the measurement period at the maturity of the warrants, DISH Network will owe each option counterparty a number of shares of Class A Common Stock in an amount based on the excess of such market price per share of Class A Common Stock over the strike price of the warrants. However, as specified under the terms of the warrant transactions, DISH Network may elect to settle the warrants in cash.

The convertible note hedge transactions and the warrant transactions are separate transactions entered into by DISH Network with each option counterparty, are not part of the terms of the Notes and will not change the holders’ rights under the Notes.  Holders of the Notes will not have any rights with respect to the convertible note hedge transactions or the warrant transactions.

The description of the convertible note hedge transactions and the warrant transactions is a summary and is qualified in its entirety by reference to the complete text of each of the confirmations of these transactions, forms of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indenture” is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indenture” is incorporated herein by reference.  DISH Network placed the Notes in a private placement under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and shares of Class A Common Stock issuable upon the conversion of the Notes, if any, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

On August 8, 2016, DISH Network issued a news release announcing the closing of its offering of $3 billion aggregate principal amount of the Notes in a private placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended.

Certain statements incorporated by reference in this Current Report on Form 8-K may be forward-looking statements, which may involve a number of risks and uncertainties that could cause actual events or results to differ materially from those described.  DISH Network does not undertake any obligation to update forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated August 8, 2016, by and between DISH Network Corporation and U.S. Bank National Association, as trustee.

10.1	Form of Base/Additional Note Hedge Transaction Confirmation.

10.2	Form of Base/Additional Warrant Transaction Confirmation.

99.1	Press Release “DISH Network Announces Closing of $3 Billion Offering of 3.375% Convertible Notes due 2026” dated August 8, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION

Date: August 8, 2016	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Indenture, dated August 8, 2016, by and between DISH Network Corporation and U.S. Bank National Association, as trustee.

10.1	Form of Base/Additional Note Hedge Transaction Confirmation.

10.2	Form of Base/Additional Warrant Transaction Confirmation.

99.1	Press Release “DISH Network Announces Closing of $3 Billion Offering of 3.375% Convertible Notes due 2026” dated August 8, 2016